EXHIBIT 10.1

AMENDMENT NO. 1 TO
TERM LOAN AGREEMENT

     THIS AMENDMENT NO. 1 TO TERM LOAN AGREEMENT (the “Amendment”) is made and entered into as of September 6, 2001, among NEW PLAN EXCEL REALTY TRUST, INC., a Maryland corporation (the “Borrower”), FLEET NATIONAL BANK, CITIZENS BANK OF RHODE ISLAND, SUNTRUST BANK, COMPASS BANK, COMERICA BANK and WELLS FARGO BANK, NATIONAL ASSOCIATION as the Lenders under the hereinafter defined Loan Agreement (collectively, “Lenders”), and FLEET NATIONAL BANK, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

RECITALS:

     A.     The Borrower, the Lenders and the Administrative Agent entered into that certain Term Loan Agreement dated as of May 9, 2001 (the “Loan Agreement”; capitalized terms used in this Amendment which are not otherwise defined herein shall have the meaning ascribed to such terms in the Loan Agreement).

     B.     The Borrower has requested that certain provisions provided for in the Loan Agreement be amended as hereinafter set forth.

     C.     The Administrative Agent and the Lenders are agreeable to such request, subject to the terms of this Amendment.

     NOW THEREFORE, for and in consideration of the mutual promises and mutual agreements contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

     1.     Amendments to Loan Agreement.

             (a)        The definition of “Advance Termination Date” contained in Section 1.1 of the Loan Agreement, on page 1 thereof, is hereby deleted in its entirety and the following definition is hereby inserted in lieu thereof:

     “Advance Termination Date”: October 31, 2001.

             (b)        Section 8.3(1) of the Loan Agreement, on pages 52 and 53 thereof, is hereby deleted in its entirety and the following paragraph is hereby inserted in lieu thereof:

"(1) repurchases of any common or preferred stock or other equity interests (or securities convertible into such interests) in the Borrower that have been previously issued by the Borrower which do not exceed, in any calendar year, (1) 10% of the aggregate outstanding shares of common and preferred stock and other equity interests in Borrower as of the date hereof, in any combination, plus (2) 10% of the aggregate of any additional shares of common and preferred stock and other equity interests in Borrower issued after the date hereof, in any combination;”.

     2.     Reaffirmation of Guaranty. Each Subsidiary Guarantor is executing this Amendment to evidence its consent and agreement to the terms hereof. Each Subsidiary Guarantor confirms that the Subsidiary Guaranty is in full force and effect in accordance with the terms thereof and continues to be the binding obligation of each Subsidiary Guarantor.

     3.     Effectiveness of Amendment. The effectiveness of this Amendment is subject to the receipt by the Administrative Agent of this Amendment duly executed and delivered by the Borrower, the Administrative Agent, and the Lenders, in sufficient copies for the Borrower, the Lenders and the Administrative Agent to receive an original thereof.

     4.     No Other Amendments. Except to the extent amended hereby, all terms, provisions and conditions of the Loan Agreement shall continue in full force and effect and shall remain enforceable and binding in accordance with its terms.

     5.     Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

     6.     Counterparts. This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one and the same document, and each party hereto may execute this Amendment by signing any of such counterparts.

     7.     Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     8.     Trust Limitation for New Plan Realty Trust. This Amendment and all documents, agreements, understandings and arrangements relating to this transaction that have been negotiated, executed and delivered on behalf of New Plan Realty Trust (“NPRT”) have been so negotiated, executed and delivered by the trustees or officers thereof in their respective capacity under the Declaration of Trust, and not individually, and bind only the trust estate of NPRT, and no trustee, officer, employee, agent or shareholder of NPRT shall be bound or held to any personal liability or responsibility in connection with the agreements, obligations and undertakings of NPRT hereunder, and any person or entity dealing with NPRT in connection therewith shall look only to the trust estate for the payment of any claim or for the performance of any agreement, obligation or undertaking thereunder. The Administrative Agent and the Lenders hereby acknowledge and agree that each agreement and other document executed by NPRT in accordance with or in respect of this transaction shall be deemed and treated to include in all respects and for all purposes the foregoing exculpatory provision.

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment No. 1 to Term Loan Agreement as of the date first above written.

NEW PLAN EXCEL REALTY TRUST, INC

By:	/s/ JOHN B. ROCHE
John B. Roche,
Chief Financial Officer

FLEET NATIONAL BANK, as Administrative
Agent and a Lender

By:	/s/ DANIEL P. STEGEMOELLER
Daniel P. Stegemoeller,
Director

CITIZENS BANK OF RHODE ISLAND

By:	/s/ CRAIG E. SCHERMERHORN
Craig E. Schermerhorn,
Vice President

SUNTRUST BANK

By:	/s/ NANCY B. RICHARDS
Nancy B. Richards,
Vice President

COMPASS BANK

By:	/s/ CHRISTOPHER M. ROGERS
Christopher M. Rogers,
Vice President

COMERICA BANK

By:	/s/ CASEY OSTRANDER
Casey Ostrander,
Account Officer

WELLS FARGO BANK, NATIONAL
ASSOCIATION

By:	/s/ WALTER C. SIEROTKO, JR.
Walter C. Sierotko, Jr.,
Vice President

Each of the following Subsidiary
Guarantors consents and agrees to
the terms of this Amendment and the
provisions of Section 2 thereof:

NEW PLAN REALTY TRUST

By:	/s/ JOHN B. ROCHE
John B. Roche,
Chief Financial Officer

EXCEL REALTY TRUST - ST. INC.

By:	/s/ JOHN B. ROCHE
John B. Roche,
Chief Financial Officer